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                                AGREEMENT OF SALE

                                 BY AND BETWEEN

                                   BJIP, INC.

                                       AND

                               CHERRY GROVE, INC.



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                                    AGREEMENT
         THIS AGREEMENT dated and to be effective as of the 29th day of December, 1995, although executed and delivered on the date of the latest execution at the end hereof, by and between the Seller (defined in Section 1.9 hereof) and the Buyer (defined in Section 1.3 hereof).

                                   WITNESSETH:
         WHEREAS, Buyer desires to acquire from Seller the Purchased Assets (defined in section 1.8 hereof) and Seller is willing to sell and convey the Purchased Assets to Buyer, all on the terms and conditions set forth herein;
         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, other good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
                             Article 1. Definitions.
         As used herein, the following defined terms shall have the following meanings, unless the context specifically requires otherwise:
         1.1 "Affiliate" shall mean each Person (defined in Section 1.6 hereof) controlling, controlled by or under common control with, any other Person.
         1.2 "Agreement" shall mean this Agreement and all Exhibits, amendments, extensions, revisions and supplements thereto.
         1.3 "Buyer" shall mean BJIP, Inc., a Delaware corporation, with its principal business office at 1925 Century Park East, Suite


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810,  Los Angeles,  CA 90067,  and every  Affiliate of BJIP,  Inc. to which this
Agreement may be assigned, regardless of whether any or all of such Affiliates are in existence on the effective date of this Agreement.
         1.4  "Closing"  shall  mean  the   consummation  of  the   transactions
contemplated by Section 5.1 of this Agreement which shall be as of December 29, 1995.
         1.5 "Closing Date" shall mean December 29, 1995 or such later date as the parties shall agree to hold the Closing.
         1.6 "Person" shall mean an individual, unincorporated association, partnership, trust, joint venture, fiduciary, corporation and every other form of legal entity.
         1.7 "Purchase Price" shall mean the aggregate amount to be paid for the Purchased Assets in accordance with Section 2.2 of this Agreement.
         1.8 "Purchased Assets" shall mean (a) all trademarks, service marks, designs, logos, trade names and business names, and all variations and derivations thereof, together with the goodwill of the business associated therewith, (b) all patents and patent applications, and the reissues, divisions, continuations and extensions thereof, (c) all copyrights, and (d) other intellectual property rights, whether registered or unregistered (collectively, the "Intellectual Property") used by, or in connection with the business of, Brown Jordan company, or in which Brown Jordan Company has an interest by license, agreement, shop right, common law or otherwise, together with all marketing and manufacturing rights associ-

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ated  with  the   Intellectual   Property;   the  applications   therefor;   the
registrations thereof; the renewals, licenses, and royalty, income and payment rights therefor; and all rights of recovery and of legal action for past infringement. Purchased Assets shall include without limitation those patents, trademarks and designs set forth on the attached Schedule 4.1.4.
         1.9 "Seller" shall mean Cherry Grove, Inc., a Delaware corporation, with its sole place of business located at 2500 West Fourth Street, Wilmington, Delaware, 19805.
               Article 2. Assets Sale and Purchase; Purchase Price
         2.1 Seller agrees to sell and deliver to Buyer, and Buyer agrees to purchase from Seller, at the Closing and pursuant to the terms and conditions of this Agreement, all of the right, title and interest of Seller in and to the Purchased Assets.
         2.2 Purchase Price payable by Buyer to Seller for the Pur-chased Assets shall be the sum of Twelve Million Dollars
($12,000,000);
         2.3 This Agreement does not pertain to the sale or purchase of any assets of Seller not specifically set forth herein or on the Exhibits attached hereto.
                               Article 3. Closing
         3.1 The Closing shall take place by facsimile transmission on the Closing Date. Whenever reference is made herein to a state of acts in existence on the Closing Date, or to the taking place of events before or on the Closing Date, such reference shall be taken to refer to the opening of business on such Closing Date.

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                    Article 4. Representations and Warranties
         4.1 Representations and Warranties as to the Seller. Seller represents and warrants to the Buyer as of the date hereof as fol-
lows:
         4.1.1             Corporate Status.
                           (a)      Corporate existence. Seller is a duly organ-
ized and validly existing corporation in good standing under the laws of the State of Delaware. Seller operates in no other states, and has no material federal, state or local tax liabilities which are past due.
                           (b)     Authorization, etc. Seller has full corporate
power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Seller.
         4.1.2 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened or any basis for any such actions, suits or proceedings against or affecting Seller or its respective properties, assets or business with respect to the Purchased Assets.
         4.1.3 Consents. No material consent, approval, authorization, permit, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Seller in connection with the execution and

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delivery of this Agreement or the consummation by the Seller of the transactions contemplated hereby in the manner contemplated hereby.
         4.1.4  Purchased  Assets.   Schedule  4.1.4  contains  a  list  of  all
trademarks, patents and patent applications, service marks, trade names and copyrights, whether registered or not, owned by Seller and used by Brown Jordan Company in which Brown Jordan Company has an interest by license, agreement, shop right, common law, or otherwise. Seller owns all of the Purchased Assets free and clear of any liens, claims, charges, options or encumbrances.
         4.1.6  Disclosure.   This  Agreement,  the  Schedules  hereto  and  the
certificates and other documents furnished by Seller to the Buyer pursuant hereto, taken as a whole, do not as of their respective dates contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein and therein not misleading.
         4.2 As an inducement to Seller to sell the Purchased Assets, Buyer represents, warrants and covenants to Seller as follows:
         4.2.1 Corporate existence. Buyer is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware. Buyer is duly qualified or registered as a foreign corporation in each other state or jurisdiction in which its ownership of properties or the conduct of its business requires such registration or qualification.
         4.2.2 Authorization, etc. Buyer has full corporate power and authority to execute and deliver this Agreement and to consum-mate the transactions contemplated hereby and to perform its obli-

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gations  hereunder.  The  execution  and  delivery  of  this  Agreement  and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer.
                          Article 5. Closing Documents.
         5.1      At the Closing:
                  a.       Seller shall deliver to Buyer:
                           i. Bills of sale with covenants of warranty, endorsements, assignments and other good and
                                 sufficient    instruments    of    transfer,
                                 conveyance   and    assignment,    in   form
                                 satisfactory to Buyer, effective to vest in Buyer good and marketable title, free and clear of all liens, charges and encumbrance, to the Purchased Assets;
                           ii. All of the documents, contracts, agreements, records, books, materials, insurance policies, trade secrets, and all other data relating to the Purchased Assets, including any documents, records and materials necessary to vest all right, title and interest in and to the Pur-chased Assets to Buyer, with good and suffi-cient assignments of all of the foregoing in form satisfactory to Buyer;
                           iii. Certificate of an officer of Seller that each of the representations, warranties and cove-nants set forth in Section 4.1 of this Agree-

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                                  ment is true and correct as though made again
                                  as of the Closing Date;
                           iv. An opinion of counsel to Seller, dated the Closing Date, reflecting the statements of
                                  Section 4.1 of this Agreement;
                           v. Evidence, in form satisfactory to Buyer, of the approval by the directors of Seller of the execution and delivery of this Agreement and the consummation of the transactions contem-plated by this Agreement;
                           vi. Such other documents and instruments as Buyer may deem necessary or desirable to consummate the transactions contemplated by this Agree-ment.
                  b.       Buyer shall deliver to Seller:
                           i. An amount of actual cash consideration total-ing in the aggregate $12,000,000.
                           ii.    Certificate of an officer of Buyer that each
                                  of  the   representations,   warranties  and
                                  covenants set forth in Section 4.2 of this Agreement is true and correct as though made again as of the Closing Date.
                             Article 6. Termination.
         In the event that on or prior to the Closing Date Buyer has not consummated the stock purchase transaction contemplated by that certain Stock Purchase Agreement between LADD Furniture, Inc. and

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BJCL,  Inc.  dated as of  November  7, 1995,  as amended  (the  "Stock  Purchase
Agreement"). This Agreement will terminate and neither Seller nor Buyer will have any liability to the other as a result of this Agreement only.
                        Article 7. Survival; Arbitration
         7.1 Survival. The representations, warranties and covenants of Seller and Buyer shall survive the Closing, the delivery of all documents and
instruments   required  hereunder  and  the  consummation  of  the  transactions contemplated by this Agreement, notwithstanding any investigation which may be or have been conducted by or on behalf of any of the parties.
         7.2 Arbitration. Any dispute between the parties arising out of this Agreement shall be tried by arbitration pursuant to the Rules of the American Arbitration Association in effect at the time of such arbitration, all as set forth in Section 7.14 of the Stock Purchase Agreement.
                    Article 8. Notices; Additional Documents;
                          Entire Agreement; Amendments

         8.1 All notices, demands, requests, offers, consents, acceptances and other communications which may be required or otherwise given pursuant to this Agreement shall be in writing, sent by prepaid telegram or United State certified mail, return receipt requested, postage prepaid, addressed as follows:
         To Seller:
         Cherry Grove, Inc.
         Attention:  David C. Eppes, President Suite 16D
         2500 West Fourth Street
         Wilmington, DE 19805


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         With a copy to:

         Petree Stockton, L.L.P.
         Attention:  Robert E. Esleeck, Esq.
         1001 West Fourth Street
         Winston-Salem, NC  27101-2400

         With an additional copy to:

         Tucci & Tannenbaum
         Attention:  Allen C. Tucci, Esq.
         Suite 206
         Three Mill Road
         Wilmington, DE  19806

         To Buyer:

         BJIP, Inc.
         c/o Hancock Park Associates
         Attention:  Michael J. Fourtieq
         1925 Century Park East
         Suite 810
         Los Angeles, CA  90067

         With a copy to:

         Paul, Hastings, Janofsky & Walker
         Attention:  Robert A. Miller, Jr., Esq.
         555 South Flower Street, 23rd Floor
         Los Angeles, CA  90067

or to such other address or addresses as a party hereto may notify the other party hereto in the manner provided in this Section 8.1. All such communications which shall be served upon the parties in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder, and shall be deemed to have been served or given as of the time of the receipt thereof.
         8.2 From and after the Closing Date upon request of Buyer, Seller shall duly execute, acknowledge and deliver all such further documents as may be reasonably required to convey to and vest in Buyer all right, in and to the Purchased Assets intended to be assigned, transferred and conveyed pursuant this Agreement.

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         8.3 This Agreement,  together with the Exhibits annexed hereto, and any documents that may be delivered at the Closing in conjunction with the Stock Purchase Agreement, contain all the agreements, representations, warranties and covenants by the parties with respect to the transactions contemplated by the parties with respect to the transactions contemplated by this Agreement. This Agreement and the Stock Purchase Agreement constitute the entire agreement between the parties and shall be deemed to supersede and cancel any other oral or written agreement between the parties hereto relating to the transactions herein contemplated.
         8.4 This Agreement may be amended, extended or supplemented only by a written instrument executed on behalf of each of the parties hereto; provided, however, that any party may at any time and from time to time waive in writing compliance by any other party with any provision hereof.
                            Article 9. Miscellaneous
         9.1 Seller represents, warrants and covenants with Buyer, and Buyer represents, warrants and covenants with Seller, that no brokerage fees or commissions or finders' fees have been incurred by any of them or are payable other than to Dillon, Read & Co., Inc. to the best of their respective knowledge, in connection with the transactions contemplated by this Agreement, whose fee will be paid by LADD Furniture, Inc.
         9.2 This Agreement shall be binding upon, and inure to the benefit of, and be enforceable by, each of the parties hereto and their respective successors, but shall not be otherwise assignable

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by any party  without the written  consent of the others,  except that Buyer may assign this agreement to an Affiliate or Affiliates of Buyer.
         9.3 This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.
         9.4 The headings of the Articles and Sections of this Agreement are for convenience of reference only and are not to be used to interpret or construe any provisions of this Agreement.
         9.5 This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware without reference to the conflict of laws provisions thereof.

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         This  Agreement  is hereby  executed  and  delivered on the date of the latest execution set forth below.

CHERRY GROVE, INC.



-----------------------------------
David C. Eppes, President
Date Signed:


BJIP, INC.



-----------------------------------
________________________, President
Date signed:




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